EXHIBIT 5.1


                                HALE AND DORR LLP
                               COUNSELLORS AT LAW
                        650 COLLEGE ROAD EAST, 4TH FLOOR
                           PRINCETON, NEW JERSEY 08540
                         609-750-7600 o FAX 609-750-7700


                                            October 24, 2001

CollaGenex Pharmaceuticals, Inc.
41 University Drive
Newtown, Pennsylvania 18940

         Subject:   Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 964,880 shares of Common Stock, $.01 par value per share (the "Shares"), of CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of the Company.

     We are acting as counsel for the Company in connection with the registration of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing and subject to the qualifications herein stated, we are of the opinion that with respect to any offering of the Shares if: (i) the Shares are sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a


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CollaGenex Pharmaceuticals, Inc.
October 24, 2001
Page 2


valid and binding agreement of the Company; (ii) the terms of the Shares and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and bylaws of the Company and the Delaware General Corporation Law so as to not violate any applicable law, the operative certificate of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Company has received all requisite consents and waivers, if any, of its stockholders, then the Shares, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, if any, will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration for the issuance and sale of the Shares is not less than the par value of the Company's Common Stock.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement, as finally amended (including all necessary post-effective amendments) is in effect and an appropriate prospectus supplement with respect to the Shares has been prepared, delivered and filed in compliance with the Securities Act and all applicable rules promulgated thereunder.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/ HALE AND DORR LLP